UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2026

STARK FOCUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-237100	32-0610316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 41st Floor, New York, NY 10022

(Address of principal executive offices, including zip code)

(646) 348-9369

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2026 (the “Original Report”), on June 9, 2026, Stark Focus Group, Inc. (“we”, “us”, “our”, the “Company” or “Stark”), Compass North Holdings Limited, a company formed under the laws of England (the “Selling Stockholder”), and MJG Polo LLC, a Delaware limited liability company (the “Purchaser”), entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which on June 25, 2026 (the “Closing”), the Purchaser acquired from the Selling Stockholder 8,300,000 shares (the “Shares”) of our common stock, par value $0.0001 per share ( “Common Stock”), representing approximately 83.43% of the issued and outstanding shares of our Common Stock (such acquisition, the “Transaction”).  The Purchaser paid consideration of $355,000 for the Shares.  The Transaction was reported under Item 1.01 (Entry into a Material Definitive Agreement) and Item 5.01 (Change in Control of the Registrant).  The Original Report also reported the June 16, 2026, resignation of the prior sole officer and director (Can Zhi Fen) and the concurrent appointment of David I. Rosenberg as Chairman and a director and John Lipman as Chief Executive Officer, Chief Financial Officer and director, each to be effective at the Closing.

In connection with the Transaction, we changed our business strategy and now plan to develop, own, and operate data centers globally to support artificial intelligence (“AI”) infrastructure and related computing needs (“New Strategy”).

This Current Report on Form 8-K/A (this “Current Report”) amends the Original Report to provide additional information related to our New Strategy and other related information. Except as described herein, this Current Report does not amend, modify, or update any other information contained in the Original Report.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.01 of this Current Report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On June 9, 2026, Stark Focus Group, Inc. (“we”, “us”, “our”, the “Company” or “Stark”), Compass North Holdings Limited, a company formed under the laws of England (the “Selling Stockholder”), and MJG Polo LLC, a Delaware limited liability company (the “Purchaser”), entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which on June 25 (the “Closing”) the Purchaser acquired from the Selling Stockholder 8,300,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), representing approximately 83.43% of the issued and outstanding shares of the Common Stock (such acquisition, the “Transaction”).  The Purchaser paid consideration of $355,000 for the Shares.

The Purchase Agreement contains customary representations, warranties, indemnities and covenants of the Company, the Selling Stockholder and the Purchaser. The Company and the Selling Stockholder have agreed to indemnify the Purchaser for certain breaches of representations, warranties and covenants.

The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report. The Purchase Agreement and the above description has been included to provide investors with information regarding the terms of the Purchase Agreement. Neither the Purchase Agreement nor this Current Report are intended to provide any other factual information about the Company or any other party to the Purchase Agreement or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as statements of factual information.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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In connection with the Transaction, we have adopted a new business strategy and now plan to develop, own, and operate data centers globally to support AI infrastructure and related computing needs (the “New Strategy”). Attached to this Current Report as Exhibit 99.1 is a description of our company as we pursue this New Strategy. The contents of Exhibit 99.1 are incorporated by reference into this Item 5.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description
10.1	Stock Purchase Agreement, between and among MJG Polo LLC, as Buyer, Compass North Holdings Limited, as Seller, and Stark Focus Group Inc., dated as of June 9, 2026.
99.1	Additional Information About Our New Strategy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK FOCUS GROUP, INC.

By:
	Name:	John Lipman
	Title:	Chief Executive Officer

Date: September 22, 2026

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